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                                                                   Exhibit 10.47

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                                   ALBERTSONS
                            LONG-TERM INCENTIVE PLAN
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INTRODUCTION

The Albertsons Long-term Incentive Plan ("Plan") is a long-term incentive plan for eligible employees of Albertsons and its subsidiaries. The Plan is intended to provide cash-based incentive opportunities to executives and other key employees of the Company and its subsidiaries. Plan payments, if any, will be conditioned on attainment of one or more Performance Measures for one or more fiscal years as established by the Committee. It is intended that payments made pursuant to the Plan to Covered Employees will qualify as performance-based compensation that is exempt from the limitation on deductions imposed by Section 162(m), and that the Plan will be construed, applied and administered accordingly.

I. PURPOSE

The purpose of the Plan is to allow the Company to attract, motivate and retain highly qualified employees; to obtain from each employee the best possible performance; to establish performance goals that support the Company's long-term business strategies; and to provide consistency in and alignment with the Company's approach to performance-based pay and overall executive compensation strategy.

II. DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

     A. AWARD PERIOD. An award period under the Plan shall be one or more consecutive fiscal years of the Company, not to exceed three fiscal years, as established by the Committee. Nothing in this Plan shall preclude the Committee from establishing an Award Period that commences prior to the termination of one or more other Award Periods.

     B. BOARD OF DIRECTORS. The Board of Directors of the Company.

     C. CHANGE IN CONTROL. This term shall have the meaning in the Amended and Restated 1995 Stock-Based Incentive Plan or any successor plan thereto.

     D. COMMITTEE. The Management Development/Compensation Committee of the Board of Directors of the Company or any successor thereto.

     E. COMPANY. Albertson's, Inc., a Delaware corporation.

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     F.  COVERED  EMPLOYEE.  Any  Participant  who is, or is  determined  by the
Committee  to be likely to become,  a "covered  employee"  within the meaning of
Section 162(m) of the Internal Revenue Code of 1986, as amended, as such section may be amended ("Section 162(m)").

     G. DEFERRED AWARD. This term is defined in Section VII (A) of the Plan.

     H.  DEFERRED  COMPENSATION  PLAN.  The  Albertson's,   Inc.  2000  Deferred
Compensation Plan, as amended.

     I. LONG-TERM INCENTIVE COMPENSATION AWARD. Any cash-based award paid pursuant to the Plan.

     J. PARTICIPANT. An executive or other key employee of the Company or one or more of its subsidiaries, or a person who has agreed to commence serving in any of such capacities, and who is designated to participate in the Plan.

     K. PERFORMANCE MEASURES. This term is defined in Section V of the Plan.

     L. RETIREMENT. A Participant's voluntary termination of employment with the Company or any of its subsidiaries on or after attainment of age 55.

III. EFFECTIVE DATE

     The Plan has been adopted effective as of February 1, 2003; provided, however, that no Long-term Incentive Award will be paid to a Covered Employee under this Plan unless, prior to such payment, the holders of a majority of the shares of common stock of the Company actually voting on the matter approve this Plan at a meeting of the shareholders of the Company.

IV. DETERMINATION OF AMOUNTS OF AND ELIGIBILITY FOR LONG-TERM INCENTIVE COMPENSATION AWARDS

     A.   Participants   will  be  eligible  to  receive   Long-term   Incentive
Compensation Awards conditioned on achievement of Performance Measure(s) as approved by the Committee.

     B. If the Performance Measures are not achieved, then no Long-term Incentive Compensation Awards will be paid to Covered Employees pursuant to the Plan. If the Performance Measures are achieved, then Long-term Incentive
Compensation Awards will be paid in amounts at levels determined by the Committee pursuant to the Plan. The maximum Long-term Incentive Compensation Award that can be paid to a Covered Employee with respect to any Award Period is $10 million.

     C. Long-term Incentive Compensation Awards may be paid following the end of the Award Period to which they relate; provided, however, that no Long-term Incentive Compensation Awards shall be paid to Covered Employees prior to the certification in writing by the Committee that the Performance Measures have been achieved for the relevant Award Period.

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     D. The Committee  will  determine the final amounts of Long-term  Incentive
Compensation Awards to Participants. The Committee may exercise negative discretion to reduce the amount of, or eliminate, a Long-term Incentive Compensation Award that otherwise would be payable. Such determinations, except in the case of the Long-term Incentive Compensation Award for the Chief Executive Officer, shall be made after considering the recommendations of the Chief Executive Officer and such other matters as the Committee shall deem relevant. Such determination in the case of the Long-term Incentive Compensation Award for the Chief Executive Officer shall be made by the Committee.

     E. A Participant who is designated to participate in the Plan effective after the beginning of a particular Award Period will participate on a prorated basis in all Award Periods that have not ended as of such effective time and will receive Long-term Incentive Compensation Awards prorated on the basis of the ratio of the number of weeks of actual participation during each such Award Period to the aggregate number of weeks in each such Award Period. Such prorated Long-term Incentive Awards will be paid on the dates that all other Participants are paid such awards.

V. PERFORMANCE MEASURES

     A. Payment of Long-term Incentive Compensation Awards is conditioned on the attainment of Performance Measures as established by the Committee. Performance Measures applicable to Award Periods for Covered Employees must be established in writing no later than ninety (90) days after the beginning of an Award Period and must be limited to criteria and objectives related to:

     (1) The consolidated performance of the Company or the performance of one or more of its subsidiaries or divisions, where performance is determined as set forth in (2) below.

     (2) Performance shall be determined solely by reference to levels of and/or growth in one or more of the following business criteria as measured over the Award Period:

          (i) Total shareholder return, including its components of stock price appreciation, dividends and/or dividend yield;

          (ii)  Return  on  assets,   equity,   invested  capital,   cash  flow,
investment, or sales;

          (iii) Sales, including food items, non-food items, or private label sales;

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          (iv)  Pre-tax or  after-tax  profit  levels,  including:  earnings per share; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profits after tax, and net income;

          (v) Cash flow and cash flow return on investment;

          (vi) Economic profit and/or cost of capital;

          (vii) Turnover of assets, capital, or inventory;

          (viii) Levels of operating expense or other expense items as reported on the income statement, including operating and maintenance expense;

          (ix) Measures of customer satisfaction and customer service as surveyed from time to time, including the relative improvement therein; or

          (x) Market share.

     B. Further, in establishing Performance Measures for Participants, the Committee may include or exclude the impact of specified objective events, including any of the following except where the action would result in the loss of an otherwise available exemption under Section 162(m): expenses as a result of restructuring or productivity initiatives, non-operating items; acquisition expenses; and any other items of gain, loss or expense that are determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or to a change of accounting principles.

     C. The Committee may impose additional Performance Measures that have the effect of reducing awards. It also may modify Performance Measures applicable to Participants that have the effect of reducing awards. It also may modify Performance Measures applicable to Participants, except in the case where the action would result in the loss of an otherwise available exemption under
Section 162(m), if it determines that the Performance Measures have become unsuitable as a result of certain events.

VI. FORM OF LONG-TERM INCENTIVE COMPENSATION AWARDS

     Long-term Incentive Compensation Awards shall be paid in cash.

VII. PAYMENT OF LONG-TERM INCENTIVE COMPENSATION AWARDS

     A. Long-term Incentive Compensation Awards shall be paid currently, unless the payment is deferred by the Participant pursuant to the Deferred Compensation Plan or unless the Committee shall determine that any Long-term Incentive Compensation Award shall be deferred ("Deferred Awards"). Any Deferred Awards shall be credited to the Participant's account in the Deferred Compensation Plan and shall be subject to the provisions of the Deferred Compensation Plan.

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     B. When a Long-term Incentive Compensation Award is made, the Company shall cause the cash to be paid to the individual to whom the award is made at the time or times specified by the Committee, or, if no time or times are specified, as soon as practicable after the award is made, but in no event later than two and one-half months after the Award Period ends.

VIII. CHANGE IN CONTROL

     In connection with any actual or potential Change in Control, the Committee will take all such actions hereunder as it may determine to be necessary or appropriate to treat Participants equitably hereunder, including without limitation the modification or waiver of applicable Performance Measures, Award Periods or Long-term Incentive Compensation Awards, notwithstanding the terms of any initial Long-term Incentive Compensation Award, and whether to establish or fund a trust or other arrangement intended to secure the payment of such Awards.

IX. TERMINATION OF SERVICE OR DEMOTION

     A. If a Participant terminates employment with the Company and its subsidiaries before the date prescribed for payment with respect to an Award Period due to death, disability, or Retirement, the Participant's Long-term Incentive Compensation Awards for all Award Periods in effect at the time of such termination of service will be prorated on the basis of the ratio of the number of weeks of participation during each such Award Period to the aggregate number of weeks in each such Award Period. Payment of such prorated Long-term Compensation Awards will occur at the end of the applicable Award Periods on the dates that all other Participants receive payment of such Long-term Compensation Awards.

     B. If a Participant's employment with the Company and its subsidiaries is terminated by the Company or any such subsidiary before the date prescribed for payment with respect to an Award Period for any reason other than for Cause (as defined in subsection E below), the Participant's Long-term Incentive Compensation Award only for the Award Period(s), if any, ending at the end of the fiscal year in which the termination of service occurs will be prorated on the basis of the ratio of the number of weeks of participation during such Award Period to the aggregate number of weeks in such Award Period, unless otherwise determined by the Committee. Payment of the prorated Long-term Incentive Compensation Award will occur at the end of the Award Period on the date that all other Participants receive payment of such Long-term Incentive Compensation Award.

     C. If a Participant is demoted to a position that at the time of such demotion is not eligible to be designated for participation in the Plan before the date prescribed for payment with respect to an Award Period, the

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Participant's   Long-term  Incentive  Compensation  Award  only  for  the  Award
Period(s), if any, ending at the end of the fiscal year in which the demotion occurs will be prorated on the basis of the ratio of the number of weeks of participation prior to demotion during such Award Period to the aggregate number of weeks in such Award Period, unless otherwise determined by the Committee. Payment of the prorated Long-term Incentive Compensation Award will occur at the end of the Award Period on the date that all other Participants receive payment of such Long-term Incentive Compensation Award.

     D. Except as otherwise provided in this Section IX, if a Participant's employment with the Company and its subsidiaries is terminated before the date prescribed for payment with respect to an Award Period for any reason or if the Participant voluntarily terminates his or her employment, the Participant will not be entitled to any Long-term Incentive Compensation Award for any such Award Period, unless otherwise determined by the Committee.

     E. For purposes of this Plan, "Cause" means that the Participant shall have: (i) committed an act of fraud, embezzlement or theft in connection with his or her duties or in the course of his or her employment with the Company or of its subsidiaries; (ii) committed intentional wrongful damage to property of the Company or any of its subsidiaries; or (iii) committed intentional wrongful disclosure of secret processes or confidential information of the Company or any of its subsidiaries.

X. SPECIAL AWARDS AND OTHER PLANS

     A. Nothing contained in the Plan shall prohibit the Company or any of its subsidiaries from granting special performance or recognition awards, under such conditions and in such form and manner as it sees fit, to employees (including Participants) for meritorious service of any nature.

     B. In addition, nothing contained in the Plan shall prohibit the Company or any of its subsidiaries from establishing other incentive compensation plans providing for the payment of incentive compensation to employees (including Participants).

XI. ADMINISTRATION, AMENDMENT AND INTERPRETATION OF THE PLAN

     A. The Board of Directors or the Committee shall have the right to amend the Plan from time to time or to repeal it entirely or to direct the discontinuance of Long-term Incentive Compensation Awards either temporarily or permanently; provided, however, that (i) no amendment of the Plan shall operate to annul, without the consent of the Participant, a Long-term Incentive Compensation Award already made hereunder; and (ii) with respect to Long-term Incentive Compensation Awards for Covered Employees, no amendment to change the maximum Long-term Incentive Compensation Award of a Covered Employee, the definition of Covered Employee, or the enumerated Performance Measures shall be

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effective  without approval by the shareholders of the Company.  Notwithstanding the foregoing, in the event this Plan is terminated before the last day of an Award Period, Long-term Incentive Compensation Awards payable for such Award Period will be prorated on the basis of the ratio of the number of weeks in such Award Period prior to such termination to the aggregate number of weeks in such Award Period and will be paid only after the end of such Award Period, which will be deemed to continue until the expiration thereof as if this Plan had not been terminated.

     B. This Plan will be administered by the Committee. The decision of the Committee or the Board of Directors with respect to any questions arising in connection with the administration or interpretation of the Plan shall be final, conclusive and binding.

XII. MISCELLANEOUS

     A. All expenses and costs in connection with the operation of the Plan shall be borne by the Company.

     B. All Long-term Incentive Compensation Awards under the Plan are subject to withholding, where applicable, for federal, state and local taxes.

     C. Unless otherwise determined by the Committee, all Long-term Incentive Compensation Awards will be paid from the Company's general assets, and nothing contained in this Plan will require the Company to set aside or hold in trust any funds for the benefit of any Participant, who will have the status of a general unsecured creditor of the Company.

     D. This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any subsidiary, nor will it interfere in any way with any right the Company or any subsidiary would otherwise have to terminate or modify the terms of such Participant's employment or other service at any time.

     E. Except as otherwise provided in this Plan, no right or benefit under this Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge such right or benefit will be void. No such right or benefit will in any manner be liable for or subject to the debts, liabilities, or torts of a Participant.

     F. If any provision in this Plan is held to be invalid or unenforceable, no other provision of this Plan will be affected thereby.

     G. This Plan will be governed by and construed in accordance with applicable United States federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

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